Exhibit 3.163

ARTICLES OF INCORPORATION
OF
TEXARKANA SURGERY CENTER, INC.

******

ARTICLE ONE

The name of the corporation is TEXARKANA SURGERY CENTER, INC.

ARTICLE TWO

The period of duration is perpetual

ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, including but not limited to any and all aspects of the operation of a day surgical center

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000) of the par value of One Dollar ($1 00) each

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000 00) consisting of money, labor done or property actually received

ARTICLE SIX

The address of its initial registered office is 1012 Olive St, Texarkana, Texas 75504, and the name of its initial registered agent at such address is Edward Miller

ARTICLE SEVEN

The number of directors constituting the initial Board of Directors is five (5), and the name and addres of the person or persons who are to serve as directors until the first meeting of the shareholders, or until their successors are elected and qualified are

E T Ellison, Jr	P O. Box 1409
Texarkana, TX 75504

T Michael Hillis	P O Box 1409
Texarkana, TX 75504

Stephen B Glenn	P O Box 1409
Texarkana, TX 75504

G Carl Shipp	4214 Texas Boulevard
Texarkana, TX 75503

David L Whitt	4214 Texas Boulevard
Texarkana, TX 75503

ARTICLE EIGHT

The names and address of the incorporators are

E T Ellison, Jr	P O Box 1409
Texarkana, TX 75504

T Michael Hillis	P O. Box 1409
Texarkana, TX 75504

Stephen B Glenn	P. O Box 1409
Texarkana, TX 75504

G Carl Shipp	4214 Texas Boulevard
Texarkana, TX 75503

David L Whitt	4214 Texas Boulevard
Texarkana, TX 75503

EXECUTED in duplicate this              day of                                     , 1993

/s/ E T Ellison, Jr.	/s/ T. Michael Hillis
ET Ellison, Jr.	T Michael Hillis

/s/ Stephen B Glenn	/s/ G Carl Shipp
Stephen B Glenn	G Carl Shipp

/s/ David L. Whitt
David L. Whitt

STATE OF TEXAS	§
§
COUNTY OF BOWIE	§

BEFORE ME, a Notary Public, on this day personally appears, E T ELLISON, JR , T MICHAEL HILLIS, STEPHEN B GLENN, G CARL SHIPP, and DAVID L WHITT, know to me to be the persons whose names are subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements therein contained are true and correct

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the        day of           , 1993

/s/ [ILLEGIBLE]
Notary Public, State of Texas

My Commission expires:	11/30/96

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
TEXARKANA SURGERY CENTER, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act Texarkana Surgery Center, Inc., a Texas corporation, hereby adopts the following Articles of Amendment to the Articles of Incorporation of the corporation.

ARTICLE ONE

The name of the corporation is Texarkana Surgery Center, Inc.

ARTICLE TWO

Article One of the Articles of lncorporation of the corporation is hereby amended to read in the entirety as follows:

“ARTICLE ONE

The name of the corporation is Texarkana Surgery Center GP, Inc. (hereinafter referred to as the “Corporation”).”

ARTICLE THREE

The amendment to the Article of lncorporation was approved and adapted by the sole director of the Corporation and by the sole shareholder of the Corporation by written consent dated December 7,1999.

ARTICLE FOUR

The number of shares of the corporation outstanding at the time of the adoption of me resolution by the sole shareholder was one thousand (1,000) shares of Common Stock and the number of shares entitled to vote thereon was one thousand (1,000) shares of Common Stock. The number of shares voted for such amendment was one thousand (1,000) and the number of shares voted against such amendment was zero.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 7th day of December, 1999.

TEXARKANA SURGERY CENTER, INC.

By:	/s/ Robert L. Schwing
Name:	Robert L. Schwing
Title:	President

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